UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement. and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 8, 2012, Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation, completed the issuance and sale in a private placement of $50.0 million aggregate principal amount of unsecured senior notes. The senior notes bear interest at a rate of 4.33% per annum and will mature on May 15, 2027.

Cleco Power will use the net proceeds from the issuance of the senior notes, along with short-term liquidity, to redeem $50.1 million of tax-exempt bonds due September 1, 2029 prior to maturity.

The senior notes were offered and sold to institutional accredited investors in a private placement that qualified for exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The senior notes will not be registered for resale under the Securities Act and may not be offered or sold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this current report on Form 8-K does not constitute an offer to sell or solicitation of offers to buy the senior notes or any other securities.

The Note Purchase Agreement pursuant to which the senior notes were sold to the purchasers named therein (the “Note Purchase Agreement”) contains, among other provisions, the following covenants:

•
a requirement that Cleco Power maintain Total Indebtedness (as defined in the Note Purchase Agreement) equal to or less than 65% of Total Capitalization (as defined in the Note Purchase Agreement) as of the end of each fiscal quarter or fiscal year end;

•
a prohibition against any of Cleco Power's Subsidiaries (as defined in the Note Purchase Agreement) incurring Indebtedness (as defined in the Note Purchase Agreement) other than (i) existing Indebtedness and renewals or replacements thereof; (ii) Indebtedness owed by any Subsidiary to Cleco Power or any other Subsidiary; (iii) Indebtedness of any Subsidiary existing at the time it becomes a Subsidiary, subject to certain requirements; (iv) Indebtedness secured by any Lien (as defined in the Note Purchase Agreement) permitted under the limitation on liens covenant; and (v) Indebtedness not otherwise permitted by clauses (i) through (iv) provided that (x) after giving effect to its creation, does not result in a Default or Event of Default (as defined in the Note Purchase Agreement), and (y) Priority Debt (as defined in the Note Purchase Agreement) does not exceed 20% of Total Assets (as defined in the Note Purchase Agreement); and

•
a prohibition against Cleco Power or any Subsidiary creating Liens upon any property, subject to permitted exceptions, including without limitation the Lien evidenced by the Indenture of Mortgage, dated as of July 1, 1950, made by the Company to Bank One Trust Company, NA, as Trustee (the “Utility Mortgage”) securing any Indebtedness; and if the aggregate amount of outstanding Indebtedness secured by such Lien exceeds 15% of Total Assets, then Cleco Power shall promptly provide the holders of the senior notes with equal and ratable security for the senior notes with all other Indebtedness secured by the Utility Mortgage or issue first mortgage bonds under and secured by the Utility Mortgage in exchange for the senior notes; provided, that Priority Debt does not at any time exceed 20% of Total Assets.
“Priority Debt” is defined in the Note Purchase Agreement as the sum of (i) all cash collateral posted pursuant to subparagraph (q) of the definition of “Permitted Encumbrances” plus (ii) outstanding Indebtedness secured by Liens in the provision described in the third bullet point above plus (iii) outstanding Indebtedness in the provision described in the second bullet point above; provided, however, that with respect to the determination of Indebtedness secured by Liens in the provision described in the third bullet point above, if the senior notes have been equally and ratably secured as provided in such provision, then Indebtedness secured by Liens in such section shall be excluded from the calculation of Priority Debt.
“Total Assets” is defined in the Note Purchase Agreement as the aggregate amount of assets of Cleco Power and its Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP (as defined in the Note Purchase Agreement).
The Note Purchase Agreement also includes a prohibition against transactions with affiliates, subject to permitted exceptions, and restrictions on merging, consolidating or selling substantially all of Cleco Power's or a Subsidiary's assets. In addition, the Note Purchase Agreement contains customary events of default. If an Event of Default has occurred and is continuing, the holders of more than 50% in principal amount of the senior notes then outstanding may at any time declare all of the senior notes then outstanding to be immediately due and payable. If certain bankruptcy Events of Default occur, such acceleration of the senior notes is automatic.
The foregoing summary of the Note Purchase Agreement is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

10.1 Note Purchase Agreement dated May 8, 2012 by and among Cleco Power and the Purchasers listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: May 9, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO POWER LLC

Date: May 9, 2012	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Note Purchase Agreement dated May 8, 2012 by and among Cleco Power and the Purchasers listed on the signature pages thereto.